EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No.’s 333-778, 333-780, 333-782, 333-784, 333-786, 333-30057, 333-80977, 333-81069, 333-85859, 333-85853, 333-85855 and 333-60986) of US Oncology, Inc., formerly known as American Oncology Resources, Inc. of our report dated February 26, 2004 relating to the Financial Statements appearing on page 46 of this Form 10-K.

PRICEWATERHOUSECOOPERS LLP

Houston, Texas

March 12, 2004